EXHIBIT 10.15(b)

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) dated as of October 29, 2014, is between EOG RESOURCES CANADA INC., an Alberta corporation (the “Assignor”), and EOG CANADA OIL & GAS ULC, an Alberta unlimited liability corporation (the “Assignee”). Each capitalized term used but not otherwise defined herein has the meaning given such term in the Credit Agreement referred to below.

R E C I T A L S

A.The Assignor is the Canadian Borrower under that certain Revolving Credit Agreement dated as of October 11, 2011 (together with the Joinders, Annexes, Exhibits and Schedules thereto, the “Credit Agreement”), among EOG Resources, Inc., a Delaware corporation, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, and the banks party thereto.

B.The Assignor desires to assign all of its rights and obligations as the Canadian Borrower under the Credit Agreement to the Assignee, and, effective with such assignment, to be released from all of its rights and obligations as the Canadian Borrower, and the Assignee desires to assume all of such rights and obligations.

C.Now, therefore, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Assignment and Assumption. The Assignor irrevocably assigns to the Assignee, and the Assignee hereby irrevocably assumes from the Assignor, all of the Assignor’s rights and obligations as Canadian Borrower under the Credit Agreement. Effective upon such assignment and assumption, (a) the Assignor is forever and irrevocably released from all rights and obligations under the Credit Agreement and all other Loan Documents (as such term is defined in the Credit Agreement) and (b) the Assignee agrees, and hereby does agree, to be bound by all terms, conditions and provisions of the Credit Agreement and the other Loan Documents (as such term is defined in the Credit Agreement) which are applicable to the party therein designated as the Canadian Borrower, and in furtherance thereof, the Assignee ratifies and confirms, as to itself, all such terms, conditions and provisions.

2.Representations and Warranties. Each party hereto represents and warrants that (a) the execution, delivery and performance by such party of this Agreement (i) are within such party’s corporate or equivalent powers and (ii) have been duly authorized by all of such party’s necessary corporate or equivalent action and (b) this Agreement is the legal, valid and binding obligation of such party, enforceable against it in accordance with its terms.

3.Miscellaneous.

(a)Effectiveness. This Agreement shall become effective when it shall have been executed and delivered by the parties hereto and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(b)Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. This Agreement may be transmitted and/or signed by facsimile or other electronic format, and the effectiveness thereof shall, subject to applicable law, have the same force and effect as manually-signed originals and shall be binding on all parties hereto.

(c)GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

ASSIGNOR:	EOG RESOURCES CANADA INC.

By: /s/ Helen Y. Lim
Name: Helen Y. Lim
Title: Vice President and Treasurer

ASSIGNEE:	EOG CANADA OIL & GAS ULC

By: /s/ Helen Y. Lim
Name: Helen Y. Lim
Title: Vice President and Treasurer